As filed with the Securities and Exchange Commission on May 14, 2002

Registration No. 333-___

_________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PAUL MUELLER COMPANY ___________________________________________________________________________________________________________ (exact name of registrant as specified in its charter)

MISSOURI ____________________________ (state or other jurisdiction of incorporation or organization)	44-0520907 ____________________________ (I.R.S. employer identification no.)

1600 WEST PHELPS STREET -- P.O. BOX 828
SPRINGFIELD, MISSOURI 65801-0828
(417) 831-3000
___________________________________________________________________________________________________________
(address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

PAUL MUELLER COMPANY
NON-EMPLOYEE DIRECTOR STOCK OPTION AND RESTRICTED STOCK PLAN
___________________________________________________________________________________________________________
(full title of the Plan)

DONALD E. GOLIK
SENIOR VICE PRESIDENT AND CFO
PAUL MUELLER COMPANY
1600 WEST PHELPS STREET -- P.O. BOX 828
SPRINGFIELD, MISSOURI 65801-0828
(417) 831-3000
___________________________________________________________________________________________________________
(address, including zip code, and telephone number, including area code, of agent for service)

Copy to: James W. Kapp, Jr., Esq. Spencer Fane Britt & Browne LLP 1000 Walnut Street, Suite 1400 Kansas City, Missouri 64106-2140 (816) 292-8141

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $1.00 par value per share	60,000 (2)	$32.12	$1,927,200.00	$460.60

(1)

Computed pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.  The proposed maximum offering price per share for the 60,000 shares has been estimated based upon the average of the high and low sales prices on May 10, 2002, for Registrant's common stock as reported by the NASDAQ Stock Market.

(2)	This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The information called for by Part I of this Registration Statement on Form S-8 is included in the description of the Plan to be delivered to persons eligible to participate in the Plan.  Pursuant to the Note in the Instructions to Part I of Form S-8, the Part I information is not being filed with or included in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            Paul Mueller Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the "Commission"):

(a)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");
(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.
(c)

The description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 4, 1970, pursuant to the Exchange Act (File No. 0-04791).

            In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.  (The Common Stock is registered under Section 12 of the Exchange Act.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 351.355 of The General and Business Corporation Law of Missouri ("Section 351.355"), in summary, empowers a Missouri corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

            With respect to actions by or on behalf of the corporation, Section 351.355 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

            Article Thirteen of the Restated Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties of the Company to the fullest extent permitted by law.  In addition, the Company has entered into Indemnification Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the maximum extent permitted by law.  The Company also maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

            Reference is made to the Exhibit Index filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on the 14th day of May, 2002.

PAUL MUELLER COMPANY
By: /S/ DONALD E. GOLIK ____________________________ Name: Donald E. Golik Title: Senior Vice President and Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures -----------------------------------------	Title -------------------------------------------------------	Date --------------------
/S/ PAUL MUELLER __________________________ Paul Mueller *	Chairman and Director	March 14, 2002
/S/ DANIEL C. MANNA __________________________ Daniel C. Manna	President and Chief Executive Officer and Director	March 14, 2002
/S/ DONALD E. GOLIK __________________________ Donald E. Golik	Senior Vice President and Chief Financial Officer, Secretary, and Director	March 14, 2002
/S/ W. CURTIS GRAFF __________________________ W. Curtis Graff *	Director	March 14, 2002
/S/ DAVID T. MOORE __________________________ David T. Moore *	Director	March 14, 2002
/S/ WILLIAM R. PATTERSON __________________________ William R. Patterson *	Director	March 14, 2002
/S/ MELVIN J. VOLMERT __________________________ Melvin J. Volmert *	Director	March 14, 2002
*By: /S/ DONALD E. GOLIK _______________________ Donald E. Golik (Attorney-in-Fact)		March 14, 2002

PAUL MUELLER COMPANY

EXHIBIT INDEX
Exhibit Number ----------	Description --------------------------------------------------------------------------------------------------------------------------------
4.1

Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1991).

4.2

Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1991) and Amendments One and Two to the Restated Bylaws (incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended September 30, 1999).

4.3

Paul Mueller Company Non-Employee Director Stock Option and Restricted Stock Plan (incorporated herein by reference to Exhibit A to the Registrant's 2002 Proxy Statement filed with the Commission on April 1, 2002).

5	Opinion of Spencer Fane Britt & Browne LLP regarding the validity of the Common Stock.
23.1	Consent of Arthur Anderson LLP.
23.2	Consent of Spencer Fane Britt & Browne LLP (included in Exhibit 5).
24	Power of Attorney

EXHIBIT 5

                                                                                                                      May 14, 2002

Board of Directors
Paul Mueller Company
1600 West Phelps
Springfield, MO 65802

Gentlemen:

            This firm has acted as counsel to Paul Mueller Company, a Missouri corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 60,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares"), pursuant to the Paul Mueller Company Non-Employee Director Stock Option and Restricted Stock Plan (the "Plan").  This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

            For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.
2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.
3. The Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.
4. The Restated Bylaws of the Company, together with Amendments One and Two, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

            5.         Resolutions of the Board of Directors of the Company adopted on January 31, 2002, relating to the approval of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

            6.         Proposal relating to the approval of the Plan as set forth in the Registrant's Proxy Statement dated April 1, 2002 and adopted by the stockholders of the Company on May 6, 2002, as certified by the Secretary of the Company on the date hereof.

            We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries.  In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy, and completeness of all documents submitted to us as originals, and the authenticity, accuracy, and completeness in conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies.  We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof.  This opinion is given in the context of the foregoing.

            This opinion letter is based as to matters of law solely on The General Business and Corporation Law of Missouri.  We express no opinion herein as to any other laws, statutes, regulations, or ordinances.  Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefore, the form of which is in accordance with applicable law), will be validly issued, fully paid, and non-assessable by the Company.

            We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.  This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and may not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

SPENCER FANE BRITT & BROWNE LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2002, included in Paul Mueller Company's Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Kansas City, Missouri,

     May 14, 2002

EXHIBIT 24

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Daniel C. Manna and Donald E. Golik, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement on Form S-8 relating to 60,000 shares of Common Stock of Paul Mueller Company, and any and all amendments, including post-effective amendments and supplements, to such Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute may lawfully do or cause to be done by virtue hereof.

Signatures -----------------------------------------	Title -------------------------------------------------------	Date --------------------
/S/ PAUL MUELLER __________________________ Paul Mueller	Chairman and Director	March 14, 2002
/S/ DANIEL C. MANNA __________________________ Daniel C. Manna	President and Chief Executive Officer and Director	March 14, 2002
/S/ DONALD E. GOLIK __________________________ Donald E. Golik	Senior Vice President and Chief Financial Officer, Secretary, and Director	March 14, 2002
/S/ W. CURTIS GRAFF __________________________ W. Curtis Graff	Director	March 14, 2002
/S/ DAVID T. MOORE __________________________ David T. Moore	Director	March 14, 2002
/S/ WILLIAM R. PATTERSON __________________________ William R. Patterson	Director	March 14, 2002
/S/ MELVIN J. VOLMERT __________________________ Melvin J. Volmert	Director	March 14, 2002